United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02          Results of Operations and Financial Condition.

As discussed in Item 4.02 below, which is incorporated herein by reference, on May 24, 2012, the audit committee (the “Audit Committee”) of the board of directors of ePlus inc. (the “Company”) concluded that the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K for the periods commencing with the fiscal year ended March 31, 2010 should no longer be relied upon because of incorrect accounting for sales of third party software assurance, maintenance and services described therein.

Item 4.02          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)     On May 31, 2012, the Company issued a press release announcing that the Company will restate its consolidated financial statements to report revenues from the sales of third party software assurance, maintenance and services on a net basis rather than on a gross basis, as previously reported.

Accordingly, the Audit Committee concluded on May 24, 2012, after discussions and consultations with management and the Company's independent registered public accounting firm and upon management's recommendation, that the Company's consolidated financial statements for the fiscal years ended March 31, 2010 and 2011, and the quarterly financial statements for the three quarters ended June 30, September 30, and December 31, 2011 and each of the quarters in fiscal year ended March 31, 2011 and the related audit reports thereon, should no longer be relied upon.

A copy of the Company's press release with respect to the accounting corrections is attached as Exhibit 99.1 and is incorporated by reference into this Item 4.02.

The Audit Committee and management have discussed the matters disclosed in this report with the Company's independent registered public accounting firm, Deloitte & Touche LLP.

Item 9.01          Financial Statements and Exhibits

(d)     The following exhibit is included with this Report:

99.1	Press release dated May 31, 2012, issued by ePlus inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: May 31, 2012